Exhibit 99.1

Southern First Reports Third Quarter 2026 Results

Greenville, South Carolina, October 20, 2026 – Southern First Bancshares, Inc. (NASDAQ: SFST) (Southern First), today announced its financial results for the three months ended September 30, 2026. Strong loan growth and continued margin expansion drove year-over-year net interest income growth of 26%. Net income was $12.2 million and diluted earnings per share was $1.28, representing a $0.22, or 21% increase over the third quarter of 2025, and an $0.08 increase from the second quarter of 2026. Return on average assets was 1.03%, up 23 basis points over the third quarter of last year, and tangible common equity to assets was 9.47%, up 129 basis points from the third quarter of 2025. Key asset quality metrics were consistent both on a linked quarter and year-over-year basis. Net charge-offs were approximately $719 thousand, or 0.07% of average loans, annualized, and nonperforming assets were 0.30% of total assets. Provision for credit losses increased by $375 thousand from the prior quarter, and the allowance for credit losses represented 1.07% of loans.

“The consistent high performance of our company continued in the third quarter. We increased retail client deposits by $163 million, representing an 18% annualized growth rate, while our loan portfolio grew by $145 million or 14% annualized growth during the quarter. Our team’s focus on organic growth and delivering an excellent client experience is creating tremendous value for our company and its shareholders. We capitalized on profitable growth opportunities and robust business activity across our markets while maintaining disciplined expense management. As a result, we further expanded margin and improved overall profitability metrics. Our third quarter net income was $12.2 million, a 41% increase from the same quarter last year and a 9% increase over the second quarter of 2026. We are proud of our accomplishments in the third quarter, which we believe put us in a great position to finish strong in 2026,” stated Art Seaver, Chief Executive Officer.

Financial Highlights – Third Quarter 2026:

Earnings

•	Diluted earnings per common share was $1.28, up $0.22 or 21% compared to the third quarter of 2025 and up by $0.08 from the second quarter of 2026
•	Net income improved to $12.2 million, a $3.6 million increase or 41% compared to the third quarter of 2025 and a $1.0 million increase or 9%, compared to the second quarter of 2026
•	Total revenue was $37.5 million, an increase of $6.4 million or 21% year-over-year and $1.7 million on a linked quarter basis
•	Net interest income improved by $7.1 million or 26% year-over-year driven primarily by new loan volume
•	Net interest margin was 3.02%, a 40-basis point increase from 2.62% for the third quarter of 2025 and a 15-basis point increase from the second quarter of 2026
•	Noninterest income was $2.9 million compared to $3.6 million for the third quarter of 2025, due to retaining a larger percentage of mortgage loans rather than selling to the secondary market
•	Service fees on deposit accounts increased 45% compared to the third quarter of 2025 and 5% from last quarter due in part to an increased focus on treasury management services
•	Noninterest expense to average assets was 1.71%, compared to 1.74% for the third quarter of 2025
•	Return on average equity was 10.54%, compared to 9.78% for the third quarter of 2025
•	Return on average assets was 1.03%, compared to 0.80% for the third quarter of 2025

Balance Sheet

•	Total loans were $4.2 billion, up $145 million or 14% (annualized) from the second quarter of 2026
•	Retail deposits were $3.7 billion, up $163 million or 18% (annualized) from the second quarter of 2026
•	Wholesale deposits were reduced by $181.5 million, or 32% from the third quarter of 2025 and increased by only $7 million from the second quarter of 2026
•	Book value per common share was $48.68, an increase of 8% (annualized) from the second quarter of 2026
•	Tangible common equity (TCE) ratio was 9.47%, down 15 basis points on a linked quarter basis and up from 8.18% for the third quarter of 2025

•	Common Equity Tier 1 ratio (CET1) was 12.75%, down seven basis points from the second quarter of 2026 and up from 10.88% for the third quarter of 2025

Asset Quality

•	Nonperforming assets to total assets were 0.30%, compared to 0.27% for the linked quarter, while accruing loans 30 days or more past due to total loans decreased to 0.09%, compared to 0.10% for the second quarter of 2026
•	Classified assets/Tier 1 capital plus allowance for credit losses was 3.25% compared to 3.15% for the linked quarter end
•	Provision for credit losses was $1.4 million and includes a $1.2 million provision for loan losses and a $220 thousand provision for unfunded commitments driven by new loan growth; allowance for credit losses to total loans was 1.07% for the quarter
•	Net charge-offs were 0.07% as a percentage of average loans on an annualized basis

SELECTED FINANCIAL DATA - Unaudited

	Quarter Ended
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	3Q26 vs 3Q25
	2026	2026	2026	2025	2025	$ Change	% Change
Income Statement Summary ($ in thousands):
Net interest income	$34,666	32,370	30,259	28,744	27,529	7,137	25.9%
Noninterest income	2,864	3,508	3,540	3,090	3,600	(736)	(20.4%)
Total Revenue	37,530	35,878	33,799	31,834	31,129	6,401	20.6%
Provision for credit losses	1,400	1,025	1,300	650	850	550	64.7%
Noninterest expense	20,304	20,393	20,015	18,416	18,946	1,358	7.2%
Income before income tax expense	15,826	14,460	12,484	12,768	11,333	4,493	39.6%
Income tax expense	3,599	3,265	2,597	2,911	2,671	928	34.7%
Net income available to common shareholders	12,227	11,195	9,887	9,857	8,662	3,565	41.2%
Earnings ($ in thousands, except per share data):
Earnings per common share, diluted	1.28	1.20	1.19	1.20	1.06	0.22	20.8%
Net interest margin (tax-equivalent)(1)	3.02%	2.87%	2.88%	2.72%	2.62%	—	—
Return on average assets(2)	1.03%	0.96%	0.91%	0.90%	0.80%	—	—
Return on average equity(2)	10.54%	10.28%	10.67%	10.77%	9.78%	—	—
Efficiency ratio(3)	54.10%	56.84%	59.22%	57.85%	60.86%	—	—
Noninterest expense to average assets (2)	1.71%	1.75%	1.84%	1.68%	1.74%	—	—
Balance Sheet ($ in thousands):
Total loans(4)	$4,175,526	4,030,255	3,942,219	3,845,124	3,789,021	386,505	10.2%
Total deposits	4,105,204	3,935,452	3,873,455	3,716,803	3,676,417	428,787	11.7%
Retail deposits(5)	3,718,676	3,556,045	3,371,721	3,163,914	3,108,411	610,265	19.6%
Total assets	4,880,902	4,700,171	4,578,402	4,403,494	4,358,589	522,313	12.0%
Book value per common share	48.68	47.77	46.00	44.89	43.51	5.17	11.9%
Loans to deposits	101.71%	102.41%	101.78%	103.45%	103.06%	—	—
Holding Company Capital Ratios(6):
Total risk-based capital ratio	14.29%	14.42%	12.83%	12.89%	12.79%	—	—
Tier 1 risk-based capital ratio	13.09%	13.19%	11.40%	11.44%	11.26%	—	—
Leverage ratio	10.30%	10.11%	9.05%	8.93%	8.72%	—	—
Common Equity Tier 1 ratio(7)	12.74%	12.82%	11.03%	11.06%	10.88%	—	—
Tangible common equity(8)	9.47%	9.62%	8.29%	8.37%	8.18%	—	—
Asset Quality Ratios:
Nonperforming assets/total assets	0.30%	0.27%	0.26%	0.32%	0.27%	—	—
Classified assets/Tier 1 capital plus allowance for credit losses	3.25%	3.15%	3.25%	4.28%	3.97%	—	—
Accruing loans 30 days or more past due/loans(4)	0.09%	0.10%	0.20%	0.14%	0.18%	—	—
Net charge-offs (recoveries)/average loans(4) (YTD annualized)	0.03%	0.01%	0.01%	0.00%	0.00%	—	—
Allowance for credit losses/loans(4)	1.07%	1.10%	1.10%	1.10%	1.10%	—	—
Allowance for credit losses/nonaccrual loans	350.76%	395.41%	378.22%	305.65%	364.50%	—	—

[Footnotes to table located on page 7]

income statements – Unaudited

	Quarter Ended
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	3Q26 vs 3Q25
(in thousands, except per share data)	2026	2026	2026	2025	2025	$ Change	% Change
Interest income
Loans	$56,081	53,077	51,257	51,069	50,999	5,082	10.0%
Investment securities	1,666	1,504	1,399	1,268	1,342	324	24.1%
Federal funds sold	2,754	3,550	1,955	2,193	2,645	109	4.1%
Total interest income	60,501	58,131	54,611	54,530	54,986	5,515	10.0%
Interest expense
Deposits	23,356	23,094	21,697	23,052	24,703	(1,347)	(5.5%)
Borrowings	2,479	2,667	2,655	2,734	2,754	(275)	(10.0%)
Total interest expense	25,835	25,761	24,352	25,786	27,457	(1,622)	(5.9%)
Net interest income	34,666	32,370	30,259	28,744	27,529	7,137	25.9%
Provision for credit losses	1,400	1,025	1,300	650	850	550	64.7%
Net interest income after provision for credit losses	33,266	31,345	28,959	28,094	26,679	6,587	24.7%
Noninterest income
Mortgage banking income	638	1,323	1,493	1,689	1,600	(962)	(60.1%)
Service fees on deposit accounts	906	866	756	634	625	281	45.0%
ATM and debit card income	622	651	588	638	601	21	3.5%
Income from bank owned life insurance	481	457	446	450	439	42	9.6%
Loss on sale of securities	-	-	-	(515)	-	-	0.0%
Other income	217	211	257	194	335	(118)	(35.2%)
Total noninterest income	2,864	3,508	3,540	3,090	3,600	(736)	(20.4%)
Noninterest expense
Compensation and benefits	12,078	12,252	11,980	10,529	11,299	779	6.9%
Occupancy	2,553	2,551	2,490	2,465	2,447	106	4.3%
Outside service and data processing costs	2,403	2,416	2,267	2,144	2,158	245	11.4%
Insurance	939	858	892	994	961	(22)	(2.3%)
Professional fees	758	782	675	732	605	153	25.3%
Marketing	420	423	399	346	412	8	1.9%
Other	1,153	1,111	1,312	1,206	1,064	89	8.4%
Total noninterest expenses	20,304	20,393	20,015	18,416	18,946	1,358	7.2%
Income before provision for income taxes	15,826	14,460	12,484	12,768	11,333	4,493	39.6%
Income tax expense	3,599	3,265	2,597	2,911	2,671	928	34.7%
Net income available to common shareholders	$12,227	11,195	9,887	9,857	8,662	3,565	41.2%

Earnings per common share – Basic	$1.30	1.22	1.21	1.22	1.07	0.23	21.5%
Earnings per common share – Diluted	1.28	1.20	1.19	1.20	1.06	0.22	20.8%
Basic weighted average common shares	9,426	9,185	8,163	8,106	8,091	1,335	16.5%
Diluted weighted average common shares	9,567	9,319	8,293	8,229	8,176	1,391	17.0%

[Footnotes to table located on page 7]

Net interest income and margin - Unaudited

				For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)	Average Balance	Income/ Expense	Yield/ Rate(2)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$291,431	$2,754	3.75%	$384,694	$3,550	3.70%	$238,552	$2,645	4.40%
Investment securities, taxable	162,554	1,635	3.99%	147,886	1,473	4.00%	141,143	1,307	3.67%
Investment securities, nontaxable(1)	6,004	40	2.66%	6,283	40	2.57%	7,811	45	2.31%
Loans(9)	4,102,292	56,081	5.42%	3,978,639	53,077	5.35%	3,783,885	50,999	5.35%
Total interest-earning assets	4,562,281	60,510	5.26%	4,517,502	58,140	5.16%	4,171,391	54,996	5.23%
Noninterest-earning assets	158,185			157,905			150,552
Total assets	$4,720,466			$4,675,407			$4,321,943
Interest-bearing liabilities
NOW accounts	$536,071	2,080	1.54%	$500,978	1,738	1.39%	$329,301	746	0.90%
Savings & money market	1,816,413	13,856	3.03%	1,752,548	12,908	2.95%	1,599,710	13,509	3.35%
Time deposits	768,768	7,420	3.83%	871,563	8,448	3.89%	984,078	10,448	4.21%
Total interest-bearing deposits	3,121,252	23,356	2.97%	3,125,089	23,094	2.96%	2,913,089	24,703	3.36%
FHLB advances and other borrowings	240,043	2,272	3.76%	240,000	2,252	3.76%	240,087	2,296	3.79%
Subordinated debentures	13,403	207	6.13%	24,777	415	6.72%	24,903	458	7.30%
Total interest-bearing liabilities	3,374,698	25,835	3.04%	3,389,866	25,761	3.05%	3,178,079	27,457	3.43%
Noninterest-bearing liabilities	885,686			848,704			792,575
Shareholders’ equity	460,082			436,837			351,289
Total liabilities and shareholders’ equity	$4,720,466			$4,675,407			$4,321,943
Net interest spread			2.23%			2.11%			1.80%
Net interest income (tax equivalent) / margin		$34,675	3.02%		$32,379	2.87%		$27,539	2.62%
Less: tax-equivalent adjustment(1)		9			9			10
Net interest income		$34,666			$32,370			$27,529

[Footnotes to table located on page 7]

Balance sheets - Unaudited

	Ending Balance
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	3Q26 vs 3Q25
(in thousands, except per share data)	2026	2026	2026	2025	2025	$ Change	% Change
Assets
Cash and cash equivalents:
Cash and due from banks	$21,615	30,102	32,723	27,821	24,600	(2,985)	(12.1%)
Federal funds sold	268,891	259,049	228,235	183,473	178,534	90,357	50.6%
Interest-bearing deposits with banks	108,993	72,483	81,818	58,289	79,769	29,224	36.6%
Total cash and cash equivalents	399,499	361,634	342,776	269,583	282,903	116,596	41.2%
Investment securities:
Investment securities available for sale	146,321	144,388	124,224	127,730	131,040	15,281	11.7%
Other investments	20,473	20,484	20,377	20,063	20,066	407	2.0%
Total investment securities	166,794	164,872	144,601	147,793	151,106	15,688	10.4%
Mortgage loans held for sale	2,678	8,594	13,723	11,569	6,906	(4,228)	(61.2%)
Loans (4)	4,175,526	4,030,255	3,942,219	3,845,124	3,789,021	386,505	10.2%
Less allowance for credit losses	(44,693)	(44,232)	(43,378)	(42,280)	(41,799)	(2,894)	6.9%
Loans, net	4,130,833	3,986,023	3,898,841	3,802,844	3,747,222	383,611	10.2%
Bank owned life insurance	57,159	56,677	56,221	55,775	55,324	1,835	3.3%
Property and equipment, net	87,524	88,006	88,580	83,465	84,586	2,938	3.5%
Deferred income taxes	15,020	13,946	13,812	13,702	12,657	2,363	18.7%
Other assets	21,395	20,419	19,848	18,763	17,885	3,510	19.6%
Total assets	$4,880,902	4,700,171	4,578,402	4,403,494	4,358,589	522,313	12.0%
Liabilities
Deposits	$4,105,204	3,935,452	3,873,455	3,716,803	3,676,417	428,787	11.7%
FHLB Advances	240,000	240,000	240,000	240,000	240,000	-	0.0%
Subordinated debentures	13,403	13,403	24,903	24,903	24,903	(11,500)	(46.2%)
Other liabilities	60,243	59,048	60,631	53,131	60,921	(678)	(1.1%)
Total liabilities	4,418,850	4,247,903	4,198,989	4,034,837	4,002,241	416,609	10.4%
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-	-	-
Common Stock - $.01 par value; 20,000,000 shares authorized	95	95	82	82	82	13	15.9%
Nonvested restricted stock	(185)	(912)	(1,302)	(1,338)	(1,929)	1,744	(90.4%)
Additional paid-in capital	189,801	188,932	127,168	125,924	125,035	64,766	51.8%
Accumulated other comprehensive loss	(12,411)	(8,372)	(7,865)	(7,454)	(8,426)	(3,985)	47.3%
Retained earnings	284,752	272,525	261,330	251,443	241,586	43,166	17.9%
Total shareholders’ equity	462,052	452,268	379,413	368,657	356,348	105,704	29.7%
Total liabilities and shareholders’ equity	$4,880,902	4,700,171	4,578,402	4,403,494	4,358,589	522,313	12.0%

Common Stock
Book value per common share	$48.68	47.77	46.00	44.89	43.51	5.17	11.9%
Stock price:
High	64.60	61.51	61.08	55.50	45.54	19.06	41.9%
Low	59.26	54.95	51.26	41.15	38.74	20.52	53.0%
Period end	59.26	61.10	54.50	51.52	44.12	15.14	34.3%
Common shares outstanding	9,491	9,468	8,248	8,213	8,189	1,302	15.9%

[Footnotes to table located on page 7]

Asset quality measures - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2026	2026	2026	2025	2025
Nonperforming Assets
Commercial
Owner occupied RE	$4,100	2,667	2,317	259	262
Non-owner occupied RE	2,013	2,030	1,712	6,917	6,911
Commercial business	1,376	1,330	909	189	195
Consumer
Real estate	4,901	4,805	5,786	5,763	3,394
Home equity	352	354	745	705	705
Total nonaccrual loans	12,742	11,186	11,469	13,833	11,467
Other real estate owned	1,693	1,375	475	275	275
Total nonperforming assets	$14,435	12,561	11,944	14,108	11,742
Nonperforming assets as a percentage of:
Total assets	0.30%	0.27%	0.26%	0.32%	0.27%
Total loans	0.35%	0.31%	0.30%	0.37%	0.31%
Classified assets/Tier 1 capital plus allowance for credit losses	3.25%	3.15%	3.25%	4.28%	3.97%
Accruing loans 30 days or more past due/loans(4)	0.09%	0.10%	0.20%	0.14%	0.18%
	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2026	2026	2026	2025	2025
Allowance for Credit Losses
Balance, beginning of period	$44,232	43,378	42,280	41,799	41,285
Loans charged-off	(727)	(155)	(78)	(150)	(55)
Recoveries of loans previously charged-off	8	59	26	81	69
Net loans (charged-off) recovered	(719)	(96)	(52)	(69)	14
Provision for credit losses - loans	1,180	950	1,150	550	500
Balance, end of period	$44,693	44,232	43,378	42,280	41,799
Allowance for credit losses to gross loans	1.07%	1.10%	1.10%	1.10%	1.10%
Allowance for credit losses to nonaccrual loans	350.76%	395.41%	378.22%	305.65%	364.50%
Net charge-offs (recoveries) to average loans QTD (annualized)	0.07%	0.01%	0.01%	0.01%	0.00%

[Footnotes to table located on page 7]

LOAN COMPOSITION - Unaudited

	Quarter Ended
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	3Q26 vs 3Q25
(dollars in thousands)	2026	2026	2026	2025	2025	$ Change	% Change
Commercial
Owner occupied RE	$776,310	755,419	759,602	736,979	705,383	70,927	10.1%
Non-owner occupied RE	1,035,079	967,698	950,696	956,812	943,304	91,775	9.7%
Construction	78,346	66,105	69,463	63,666	71,928	6,418	8.9%
Business	720,487	713,017	677,742	619,667	604,411	116,076	19.2%
Total commercial loans	2,610,222	2,502,239	2,457,503	2,377,124	2,325,026	285,196	12.3%
Consumer
Real estate	1,184,127	1,167,282	1,148,129	1,153,285	1,159,693	24,434	2.1%
Home equity	289,725	273,017	262,530	248,685	239,996	49,729	20.7%
Construction	44,377	36,371	33,879	24,997	25,842	18,535	71.7%
Other	47,075	51,346	40,178	41,033	38,464	8,611	22.4%
Total consumer loans	1,565,304	1,528,016	1,484,716	1,468,000	1,463,995	101,309	6.9%
Total gross loans, net of deferred fees	4,175,526	4,030,255	3,942,219	3,845,124	3,789,021	386,505	10.2%
Less—allowance for credit losses	(44,693)	(44,232)	(43,378)	(42,280)	(41,799)	(2,894)	6.9%
Total loans, net	$4,130,833	3,986,023	3,898,841	3,802,844	3,747,222	383,611	10.2%

Yield on average loans	5.42%	5.35%	5.33%	5.29%	5.35%	—	—

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	3Q26 vs 3Q25
(dollars in thousands)	2026	2026	2026	2025	2025	$ Change	% Change
Non-interest bearing	$823,165	799,246	799,692	732,287	736,518	86,647	11.8%
Interest bearing:
NOW accounts	567,855	538,443	495,657	423,270	343,615	224,240	65.3%
Money market accounts	1,871,255	1,765,697	1,652,125	1,573,039	1,572,738	298,517	19.0%
Savings	29,792	29,460	30,332	29,470	29,381	411	1.4%
Time deposits, less than $250,000	173,487	175,971	170,496	180,783	202,353	(28,866)	(14.3%)
Time deposits, $250,000 and over(10)	639,650	626,635	725,153	777,954	791,812	(152,162)	(19.2%)
Total deposits	$4,105,204	3,935,452	3,873,455	3,716,803	3,676,417	428,787	11.7%

Total retail deposits	3,718,676	3,556,045	3,371,721	3,163,914	3,108,411	610,265	19.6%
Total wholesale deposits	386,528	379,407	501,734	552,889	568,006	(181,478)	(32.0%)
Cost of average deposits	2.35%	2.37%	2.37%	2.50%	2.69%	—	—
Cost of average retail deposits	2.16%	2.11%	2.06%	2.18%	2.36%	—	—
Loans to deposits	101.71%	102.41%	101.78%	103.45%	103.06%	—	—

Footnotes to tables:
(1) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(2) Annualized for the respective three-month period.
(3) Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Excludes mortgage loans held for sale.
(5) Excludes out of market (wholesale) deposits totaling $386.5 million.
(6) September 30, 2026 ratios are preliminary.
(7) The Common Equity Tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(8) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(9) Includes mortgage loans held for sale.
(10) Includes out of market deposits

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.9 billion, and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “target,” “continue,” “lasting,” and “project,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection; (5) the impact of changes to Congress and the office of the President on the regulatory landscape and capital markets; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (7) changes in interest rates, which may continue to affect the company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; (8) trade wars, government shutdowns, or a potential recession which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (9) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (10) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf are expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

MEDIA CONTACT:

ART SEAVER 864-679-9010

FINANCIAL CONTACT:

CHRIS ZYCH 864-679-9070

WEB SITE: www.southernfirst.com

SOURCE: Southern First Bancshares, Inc.